Exhibit 23.1

We consent to the incorporation by reference in the Registration Statements on Forms S-1 of Western Lucrative Enterprises, Inc. of our reports dated March 23, 2010, with respect to the financial statements of Western Lucrative Enterprises, Inc. included in this Report on Form S-1 for the period from the date of inception on July 14, 2008 to September 30, 2010.

/s/ Sam Kan & Company ___________________________________
Firm’s Manual Signature
Alameda, CA ___________________________________
City, State
January 7, 2011 ___________________________________
Date